SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2001

PACIFICARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21949 (Commission File No.)	95-4591529 (IRS Employer Identification No.)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (714) 825-5200

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On July 27, 2001, PacifiCare Health Systems, Inc. (the “Company”) announced that it was exploring debt refinancing solutions to repay or extend its existing credit facility that expires in January 2002, and also announced that it has discontinued efforts to obtain senior note financing. A copy of the Company’s press release relating to the efforts to repay or extend the credit facility is attached hereto as Exhibit 99.1.

     On July 31, 2001, the Company announced that it will terminate its cash tender offer for all of the outstanding 7% Senior Notes due 2003 of its wholly-owned subsidiary, PacifiCare Health Plans Administrators, Inc., made pursuant to the Offer and Consent Solicitation Statement dated June 1, 2001. A copy of the Company’s press release relating to the termination of the tender offer is attached hereto as Exhibit 99.2.

Item 7. Exhibits.

99.1	Press Release by PacifiCare Health Systems, Inc., dated July 27, 2001, announcing the efforts to repay or extend its credit facility.

99.2	Press Release by PacifiCare Health Systems, Inc., dated July 31, 2001, announcing the termination of its tender offer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: August 1, 2001	By:	/s/ Susan L. Berkel

Susan L. Berkel Senior Vice President of Finance and Corporate Controller (Chief Accounting Officer)

INDEX TO EXHIBITS

99.1	Press Release by PacifiCare Health Systems, Inc., dated July 23, 2001, announcing the efforts to repay or extend its credit facility.

99.2	Press Release by PacifiCare Health Systems, Inc., dated July 31, 2001, announcing the termination of its tender offer.